Exhibit 99.1
Wynn Resorts, Limited Reports Second Quarter 2026 Results

LAS VEGAS, August 4, 2026 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the second quarter ended June 30, 2026.

Operating revenues were $1.86 billion for the second quarter of 2026, an increase of $119.1 million from $1.74 billion for the second quarter of 2025. Net income attributable to Wynn Resorts, Limited was $140.1 million for the second quarter of 2026, compared to net income attributable to Wynn Resorts, Limited of $66.2 million for the second quarter of 2025. Diluted net income per share was $1.32 for the second quarter of 2026, compared to diluted net income per share of $0.64 for the second quarter of 2025. Adjusted Property EBITDAR(1) was $568.3 million for the second quarter of 2026, compared to Adjusted Property EBITDAR of $552.4 million for the second quarter of 2025.

"Our second quarter results, including a monthly record for Adjusted Property EBITDAR in Las Vegas in May, and strong performance in Macau, reflect continued healthy demand dynamics throughout our business. I am incredibly proud of our teams in both regions," said Craig Billings, CEO of Wynn Resorts, Limited. "Importantly, we continue to invest in both growing and diversifying our business with construction at Wynn Al Marjan Island progressing at a rapid pace. Wynn Resorts, alongside our partners in Ras Al Khaimah, are now pleased to announce that Wynn Al Marjan Island, the most exciting integrated resort to be developed in over a decade, will open its doors to guests in September of 2027."

Consolidated Results
Operating revenues were $1.86 billion for the second quarter of 2026, an increase of $119.1 million from $1.74 billion for the second quarter of 2025. For the second quarter of 2026, operating revenues increased $113.8 million, $7.3 million, and $4.6 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, and decreased $6.4 million at Encore Boston Harbor, from the second quarter of 2025.

Net income attributable to Wynn Resorts, Limited was $140.1 million for the second quarter of 2026, compared to net income attributable to Wynn Resorts, Limited of $66.2 million for the second quarter of 2025. Diluted net income per share was $1.32 for the second quarter of 2026, compared to diluted net income per share of $0.64 for the second quarter of 2025. Adjusted net income attributable to Wynn Resorts, Limited(2) was $127.5 million, or $1.24 per diluted share, for the second quarter of 2026, compared to adjusted net income attributable to Wynn Resorts, Limited of $113.3 million, or $1.09 per diluted share, for the second quarter of 2025.

Adjusted Property EBITDAR was $568.3 million for the second quarter of 2026, an increase of $15.9 million compared to Adjusted Property EBITDAR of $552.4 million for the second quarter of 2025. For the second quarter of 2026, Adjusted Property EBITDAR increased $44.3 million at Wynn Palace and decreased $19.6 million, $7.8 million, and $1.0 million at our Las Vegas Operations, Encore Boston Harbor, and Wynn Macau, respectively, from the second quarter of 2025.

Wynn Resorts, Limited also announced on August 4, 2026 that its Board of Directors declared a cash dividend of $0.25 per share, payable on August 28, 2026 to stockholders of record as of August 14, 2026.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $653.4 million for the second quarter of 2026, an increase of $113.8 million from $539.6 million for the second quarter of 2025. Adjusted Property EBITDAR from Wynn Palace was $201.5 million for the second quarter of 2026, compared to $157.2 million for the second quarter of 2025. Table games win percentage in mass market operations was 29.7%, above the 22.3% experienced in the second quarter of 2025. VIP table games win as a percentage of turnover was 2.97%, below the property's expected range of 3.1% to 3.4% and above the 2.86% experienced in the second quarter of 2025.

Wynn Macau
Operating revenues from Wynn Macau were $351.1 million for the second quarter of 2026, an increase of $7.3 million from $343.8 million for the second quarter of 2025. Adjusted Property EBITDAR from Wynn Macau was $95.5 million for the second quarter of 2026, compared to $96.5 million for the second quarter of 2025. Table games win percentage in mass market operations was 17.1%, below the 17.4% experienced in the second quarter of 2025. VIP table games win as a percentage of turnover was 2.58%, below the property's expected range of 3.1% to 3.4% and below the 3.41% experienced in the second quarter of 2025.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $643.2 million for the second quarter of 2026, an increase of $4.6 million from $638.6 million for the second quarter of 2025. Adjusted Property EBITDAR from our Las Vegas Operations for the second quarter of 2026 was $215.2 million, compared to $234.8 million for the second quarter of 2025. Table games win percentage for the second quarter of 2026 was 23.9%, within the property's expected range of 22% to 26% and above the 21.8% experienced in the second quarter of 2025.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $209.3 million for the second quarter of 2026, a decrease of $6.4 million from $215.7 million for the second quarter of 2025. Adjusted Property EBITDAR from Encore Boston Harbor for the second quarter of 2026 was $56.1 million, compared to $63.9 million for the second quarter of 2025. Table games win percentage for the second quarter of 2026 was 18.1%, within the property's expected range of 18% to 22% and below the 21.3% experienced in the second quarter of 2025.

Wynn Al Marjan Island Development
During the second quarter of 2026, the Company contributed $48.1 million of cash to the 40%-owned joint venture that is constructing the Wynn Al Marjan Island development in the UAE, bringing our life-to-date cash contributions to the project to $1.06 billion. Wynn Al Marjan Island is currently expected to open in September 2027.

Balance Sheet
Our cash and cash equivalents as of June 30, 2026 totaled $1.57 billion, excluding $527.4 million of short-term investments held by Wynn Macau, Limited ("WML"). Cash and cash equivalents is comprised of $944.8 million held by WML and subsidiaries, $393.4 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $235.2 million held at Corporate and other. As of June 30, 2026, the available borrowing capacity under the WRF Revolver and the WM Cayman II Revolver was $1.03 billion and $1.35 billion, respectively.

Total current and long-term debt outstanding at June 30, 2026 was $10.72 billion, comprised of $5.76 billion of Macau-related debt, $877.8 million of Wynn Las Vegas debt, $3.49 billion of WRF debt, and $598.9 million of debt held by the retail joint venture which we consolidate.

Equity Repurchase Program

During the second quarter of 2026, the Company repurchased 741,098 shares of its common stock under its publicly announced equity repurchase program at an average price of $101.20 per share, for an aggregate cost of $75.0 million. As of June 30, 2026, the Company had $326.1 million in repurchase authority remaining under the equity repurchase program.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on August 4, 2026 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before August 14, 2026, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended June 30, 2026 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, geopolitical conflicts, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other expenses, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other expenses (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income (loss) as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other expenses, change in derivatives fair value, foreign currency remeasurement and other, and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating revenues:
Casino	$1,175,288	$1,051,834	$2,352,521	$2,092,264
Rooms	290,303	291,053	580,684	565,574
Food and beverage	264,344	261,057	523,363	510,936
Entertainment, retail and other	126,998	133,853	257,127	269,420
Total operating revenues	1,856,933	1,737,797	3,713,695	3,438,194
Operating expenses:
Casino	721,384	643,108	1,454,054	1,277,941
Rooms	88,569	86,042	178,360	170,139
Food and beverage	236,642	224,400	465,464	425,067
Entertainment, retail and other	51,390	58,041	111,103	120,227
General and administrative	270,115	280,815	545,319	556,504
Provision for credit losses	6,930	3,353	10,987	4,749
Pre-opening	9,232	11,286	20,977	16,573
Depreciation and amortization	165,421	152,907	325,948	308,328
Property charges and other	9,662	13,245	21,291	25,477
Total operating expenses	1,559,345	1,473,197	3,133,503	2,905,005
Operating income	297,588	264,600	580,192	533,189
Other income (expense):
Interest income	12,774	15,859	25,866	35,218
Interest expense, net of amounts capitalized	(152,177)	(154,551)	(304,539)	(312,159)
Change in derivatives fair value	43,287	(1,112)	90,057	(30,651)
Loss on debt financing transactions	—	(1,083)	—	(1,083)
Other	(2,746)	(36,164)	(32,180)	(44,538)
Other income (expense), net	(98,862)	(177,051)	(220,796)	(353,213)
Income before income taxes	198,726	87,549	359,396	179,976
Provision for income taxes	(16,154)	(10,588)	(26,286)	(21,610)
Net income	182,572	76,961	333,110	158,366
Less: net income attributable to noncontrolling interests	(42,510)	(10,743)	(72,594)	(19,401)
Net income attributable to Wynn Resorts, Limited	$140,062	$66,218	$260,516	$138,965
Basic and diluted net income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$1.37	$0.64	$2.53	$1.33
Diluted	$1.32	$0.64	$2.36	$1.33
Weighted average common shares outstanding:
Basic	102,574	103,491	102,828	104,486
Diluted	102,983	103,780	103,390	104,749

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to Wynn Resorts, Limited	$140,062	$66,218	$260,516	$138,965
Pre-opening expenses	9,232	11,286	20,977	16,573
Property charges and other	9,662	13,245	21,291	25,477
Change in derivatives fair value	(43,287)	1,112	(90,057)	30,651
Loss on debt financing transactions	—	1,083	—	1,083
Foreign currency remeasurement and other	2,746	36,164	32,180	44,538
Income tax impact on adjustments	(1,254)	(3,178)	(2,384)	(4,854)
Noncontrolling interests impact on adjustments	10,293	(12,595)	14,663	(25,953)
Adjusted net income attributable to Wynn Resorts, Limited	$127,454	$113,335	$257,186	$226,480
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.24	$1.09	$2.49	$2.16

Weighted average common shares outstanding - diluted	102,983	103,780	103,390	104,749

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended June 30, 2026
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$113,196	$57,548	$(7,908)	$162,836	$102,412	$(6,365)	$38,705	$297,588
Pre-opening expenses	—	146	—	146	252	—	8,834	9,232
Depreciation and amortization	62,502	20,879	397	83,778	63,103	14,522	4,018	165,421
Property charges and other	1,869	2,536	3	4,408	5,134	184	(64)	9,662
Management and license fees	20,592	10,680	—	31,272	30,192	10,227	(71,691)	—
Corporate expenses and other	2,245	2,281	6,765	11,291	8,309	1,746	12,863	34,209
Stock-based compensation	1,084	1,441	743	3,268	5,824	475	7,335	16,902
Triple-net operating lease rent expense	—	—	—	—	—	35,295	—	35,295
Adjusted Property EBITDAR	$201,488	$95,511	$—	$296,999	$215,226	$56,084	$—	$568,309

	Three Months Ended June 30, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$72,760	$62,988	$(7,464)	$128,284	$110,457	$1,047	$24,812	$264,600
Pre-opening expenses	3,004	—	—	3,004	2,095	—	6,187	11,286
Depreciation and amortization	59,344	18,280	398	78,022	58,821	14,229	1,835	152,907
Property charges and other	1,115	1,233	10	2,358	8,363	1,047	1,477	13,245
Management and license fees	17,605	10,648	—	28,253	30,125	10,449	(68,827)	—
Corporate expenses and other	2,045	2,079	6,137	10,261	7,594	1,585	27,006	46,446
Stock-based compensation	1,333	1,282	919	3,534	17,357	436	7,510	28,837
Triple-net operating lease rent expense	—	—	—	—	—	35,066	—	35,066
Adjusted Property EBITDAR	$157,206	$96,510	$—	$253,716	$234,812	$63,859	$—	$552,387

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Six Months Ended June 30, 2026
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$225,986	$98,520	$(16,407)	$308,099	$215,245	$(20,403)	$77,251	$580,192
Pre-opening expenses	662	146	—	808	3,812	—	16,357	20,977
Depreciation and amortization	123,735	41,252	795	165,782	123,878	28,973	7,315	325,948
Property charges and other	5,779	2,731	10	8,520	9,793	2,667	311	21,291
Management and license fees	41,898	20,778	—	62,676	61,222	20,176	(144,074)	—
Corporate expenses and other	4,790	4,950	14,057	23,797	16,416	3,579	25,227	69,019
Stock-based compensation	2,460	2,750	1,545	6,755	17,320	952	17,613	42,640
Triple-net operating lease rent expense	—	—	—	—	—	70,659	—	70,659
Adjusted Property EBITDAR	$405,310	$171,127	$—	$576,437	$447,686	$106,603	$—	$1,130,726

	Six Months Ended June 30, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$155,325	$115,730	$(15,623)	$255,432	$226,536	$(9,688)	$60,909	$533,189
Pre-opening expenses	4,204	—	—	4,204	2,855	—	9,514	16,573
Depreciation and amortization	115,781	37,504	796	154,081	121,449	28,195	4,603	308,328
Property charges and other	1,823	5,439	16	7,278	9,065	6,563	2,571	25,477
Management and license fees	35,105	21,021	—	56,126	59,448	20,590	(136,164)	—
Corporate expenses and other	4,251	4,394	12,887	21,532	15,488	3,273	42,734	83,027
Stock-based compensation	2,602	2,621	1,924	7,147	23,332	1,925	15,833	48,237
Triple-net operating lease rent expense	—	—	—	—	—	70,455	—	70,455
Adjusted Property EBITDAR	$319,091	$186,709	$—	$505,800	$458,173	$121,313	$—	$1,085,286

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to Wynn Resorts, Limited	$140,062	$66,218	$260,516	$138,965
Net income attributable to noncontrolling interests	42,510	10,743	72,594	19,401
Pre-opening expenses	9,232	11,286	20,977	16,573
Depreciation and amortization	165,421	152,907	325,948	308,328
Property charges and other	9,662	13,245	21,291	25,477
Triple-net operating lease rent expense	35,295	35,066	70,659	70,455
Corporate expenses and other	34,209	46,446	69,019	83,027
Stock-based compensation	16,902	28,837	42,640	48,237
Interest income	(12,774)	(15,859)	(25,866)	(35,218)
Interest expense, net of amounts capitalized	152,177	154,551	304,539	312,159
Change in derivatives fair value	(43,287)	1,112	(90,057)	30,651
Loss on debt financing transactions	—	1,083	—	1,083
Other	2,746	36,164	32,180	44,538
Provision for income taxes	16,154	10,588	26,286	21,610
Adjusted Property EBITDAR	$568,309	$552,387	$1,130,726	$1,085,286

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Percent Change	2026	2025	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$564,356	$448,298	25.9	$1,129,273	$892,806	26.5
Rooms	36,188	38,481	(6.0)	73,822	75,096	(1.7)
Food and beverage	31,785	30,446	4.4	64,820	62,184	4.2
Entertainment, retail and other	21,070	22,416	(6.0)	44,822	45,484	(1.5)
Total	$653,399	$539,641	21.1	$1,312,737	$1,075,570	22.1

Adjusted Property EBITDAR (6)	$201,488	$157,206	28.2	$405,310	$319,091	27.0

Casino statistics:
VIP:
Average number of table games	47	52	(9.6)	49	54	(9.3)
VIP turnover	$2,767,504	$4,071,052	(32.0)	$7,083,818	$8,076,093	(12.3)
VIP table games win (1)	$82,313	$116,471	(29.3)	$216,555	$221,003	(2.0)
VIP table games win as a % of turnover	2.97%	2.86%		3.06%	2.74%
Table games win per unit per day	$19,174	$24,438	(21.5)	$24,589	$22,735	8.2
Mass market:
Average number of table games	287	249	15.3	281	248	13.3
Table drop (2)	$1,899,985	$1,844,054	3.0	$3,871,036	$3,548,452	9.1
Table games win (1)	$563,348	$411,604	36.9	$1,087,145	$833,996	30.4
Table games win %	29.7%	22.3%		28.1%	23.5%
Table games win per unit per day	$21,590	$18,171	18.8	$21,392	$18,566	15.2
Average number of slot machines	721	627	15.0	722	638	13.2
Slot machine handle	$960,344	$757,815	26.7	$1,820,867	$1,492,685	22.0
Slot machine win (3)	$40,695	$32,482	25.3	$76,151	$61,838	23.1
Slot machine win per unit per day	$620	$569	9.0	$582	$535	8.8
Room statistics:
Occupancy	98.9%	98.7%		99.0%	98.5%
ADR (4)	$219	$232	(5.6)	$224	$227	(1.3)
REVPAR (5)	$216	$229	(5.7)	$222	$224	(0.9)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Percent Change	2026	2025	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$300,726	$293,380	2.5	$577,458	$568,930	1.5
Rooms	20,907	21,742	(3.8)	42,227	45,039	(6.2)
Food and beverage	16,761	17,020	(1.5)	36,031	35,812	0.6
Entertainment, retail and other	12,692	11,671	8.7	25,222	23,992	5.1
Total	$351,086	$343,813	2.1	$680,938	$673,773	1.1

Adjusted Property EBITDAR (6)	$95,511	$96,510	(1.0)	$171,127	$186,709	(8.3)

Casino statistics:
VIP:
Average number of table games	10	21	(52.4)	11	25	(56.0)
VIP turnover	$428,101	$981,735	(56.4)	$1,013,987	$2,418,782	(58.1)
VIP table games win (1)	$11,044	$33,438	(67.0)	$13,321	$49,152	(72.9)
VIP table games win as a % of turnover	2.58%	3.41%		1.31%	2.03%
Table games win per unit per day	$11,576	$17,571	(34.1)	$6,505	$10,777	(39.6)
Mass market:
Average number of table games	213	231	(7.8)	216	226	(4.4)
Table drop (2)	$1,751,881	$1,617,756	8.3	$3,655,442	$3,160,641	15.7
Table games win (1)	$300,200	$280,836	6.9	$588,325	$569,385	3.3
Table games win %	17.1%	17.4%		16.1%	18.0%
Table games win per unit per day	$15,453	$13,346	15.8	$15,025	$13,916	8.0
Average number of slot machines	922	751	22.8	916	740	23.8
Slot machine handle	$1,190,692	$1,009,092	18.0	$2,429,785	$1,862,499	30.5
Slot machine win (3)	$34,925	$25,193	38.6	$71,138	$49,560	43.5
Slot machine win per unit per day	$416	$369	12.7	$429	$370	15.9
Room statistics:
Occupancy	99.3%	99.4%		99.5%	99.2%
ADR (4)	$209	$216	(3.2)	$216	$225	(4.0)
REVPAR (5)	$208	$215	(3.3)	$215	$223	(3.6)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Percent Change	2026	2025	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$158,104	$148,502	6.5	$336,295	$309,495	8.7
Rooms	208,132	207,981	0.1	420,693	403,849	4.2
Food and beverage	195,688	194,861	0.4	384,416	374,303	2.7
Entertainment, retail and other	81,244	87,289	(6.9)	163,673	176,271	(7.1)
Total	$643,168	$638,633	0.7	$1,305,077	$1,263,918	3.3

Adjusted Property EBITDAR (6)	$215,226	$234,812	(8.3)	$447,686	$458,173	(2.3)

Casino statistics:
Average number of table games	242	232	4.3	242	234	3.4
Table drop (2)	$638,243	$609,232	4.8	$1,323,544	$1,201,759	10.1
Table games win (1)	$152,660	$132,975	14.8	$325,065	$277,036	17.3
Table games win %	23.9%	21.8%		24.6%	23.1%
Table games win per unit per day	$6,922	$6,300	9.9	$7,426	$6,538	13.6
Average number of slot machines	1,558	1,564	(0.4)	1,566	1,577	(0.7)
Slot machine handle	$1,813,124	$1,760,253	3.0	$3,628,604	$3,538,339	2.6
Slot machine win (3)	$117,009	$123,606	(5.3)	$237,344	$246,850	(3.9)
Slot machine win per unit per day	$825	$868	(5.0)	$837	$865	(3.2)
Poker rake	$7,712	$8,103	(4.8)	$11,511	$12,434	(7.4)
Room statistics:
Occupancy	87.1%	89.2%		86.3%	88.3%
ADR (4)	$575	$548	4.9	$583	$538	8.4
REVPAR (5)	$501	$489	2.5	$504	$475	6.1

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Percent Change	2026	2025	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$152,102	$161,654	(5.9)	$309,495	$321,033	(3.6)
Rooms	25,076	22,849	9.7	43,942	41,590	5.7
Food and beverage	20,110	18,730	7.4	38,096	38,637	(1.4)
Entertainment, retail and other	11,992	12,477	(3.9)	23,410	23,673	(1.1)
Total	$209,280	$215,710	(3.0)	$414,943	$424,933	(2.4)

Adjusted Property EBITDAR (6)	$56,084	$63,859	(12.2)	$106,603	$121,313	(12.1)

Casino statistics:
Average number of table games	172	172	—	172	172	—
Table drop (2)	$348,381	$338,184	3.0	$672,657	$678,246	(0.8)
Table games win (1)	$62,913	$72,016	(12.6)	$128,336	$141,898	(9.6)
Table games win %	18.1%	21.3%		19.1%	20.9%
Table games win per unit per day	$4,021	$4,601	(12.6)	$4,123	$4,558	(9.5)
Average number of slot machines	2,570	2,718	(5.4)	2,676	2,718	(1.5)
Slot machine handle	$1,391,561	$1,365,349	1.9	$2,736,640	$2,722,548	0.5
Slot machine win (3)	$110,444	$109,472	0.9	$220,024	$216,954	1.4
Slot machine win per unit per day	$472	$443	6.5	$454	$441	2.9
Poker rake	$5,530	$5,430	1.8	$10,904	$11,072	(1.5)
Room statistics:
Occupancy	92.7%	92.9%		89.3%	90.5%
ADR (4)	$445	$405	9.9	$407	$382	6.5
REVPAR (5)	$412	$376	9.6	$363	$346	4.9
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Lauren Seiler
702-770-7555
investorrelations@wynnresorts.com